Exhibit 99.1

iRhythm Announces Approval of $200 Million Share Repurchase Program

SAN FRANCISCO, November 11, 2026 - iRhythm Holdings, Inc. (Nasdaq: IRTC), a leading digital health care company with a mission to create trusted solutions that detect, predict, and prevent disease, today announced that on November 10, 2026, its Board of Directors approved a share repurchase program with authorization to purchase up to $200 million of the company’s outstanding common stock.

The approval reflects iRhythm’s confidence in the continued strength of its core business, as well as its significant new growth opportunities from the addition of the recently acquired VitalConnect business.

Repurchases under the program may be made in the open market, in privately negotiated transactions, through accelerated share repurchase transactions or by other methods, with the amount and timing of repurchases to be determined at the company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal and state securities laws, including within the pricing and volume conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the company to repurchase any particular dollar amount or number of shares of common stock and may be modified, suspended or terminated at any time at the discretion of its Board of Directors.

The company expects to fund repurchases with existing cash and cash equivalents and ongoing cash from operations.

About iRhythm Holdings, Inc.

iRhythm is a leading digital health care company with a mission to create trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm's vision is to deliver better data, better insights, and better health for all. For more information, visit www.irhythmtech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include, without limitation, statements regarding the amount, timing, methods and sources of funding of repurchases under the share repurchase program and the structure of such repurchases, as well as statements regarding the continued strength of our core business and growth opportunities from the VitalConnect acquisition. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: risks relating to the fact that common stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; risks relating to our ability to successfully integrate the VitalConnect business and realize the anticipated benefits of the acquisition; intense competition in the markets we compete in; fluctuations in our operating results; future reimbursement and regulatory conditions; financial market conditions; the execution and effect of our business strategy; future business decisions made by us and our competitors; and additional risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed on November 5, 2026. These forward-looking statements speak only as of the date of this press release and should not be unduly relied upon. We undertake no obligation to update them except as required by law.

Investor Contact

Francis Pruell

investors@irhythmtech.com

Media Contact

Kassandra Perry

mediarelations@irhythmtech.com